UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 27, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated September 28, 2007, The Cheesecake Factory Incorporated announced the opening of its 129th and 130th Cheesecake Factory restaurants.  The restaurants opened at the Greenwood Park Mall in Greenwood, Indiana, a suburb of Indianapolis, and at the Superstition Springs Center in Mesa, Arizona, a suburb of Phoenix, respectively, on September 27, 2007.  The restaurants contain approximately 9,400 square feet and 270 seats at the Greenwood location and 10,200 square feet and 290 seats at the Mesa location.

The full text of this press release is attached as Exhibit 99.1 to this report and is herein incorporated by reference.

In a press release dated October 3, 2007, The Cheesecake Factory Incorporated announced the opening of its 131st Cheesecake Factory restaurant at the Freehold Raceway Mall in Freehold, New Jersey, located in Monmouth County.  The opening marks the Company’s seventh new restaurant opening during the third quarter of fiscal 2007, in-line with the Company’s stated guidance.  The restaurant contains approximately 10,200 square feet and 300 seats.

The full text of this press release is attached as Exhibit 99.2 to this report and is herein incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated September 28, 2007 entitled, “The Cheesecake Factory Opens in Greenwood, Indiana and Mesa, Arizona”

99.2	Press release dated October 3, 2007 entitled, “The Cheesecake Factory Opens in Freehold, New Jersey; Company Achieves Third Quarter Fiscal 2007 Development Target”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2007	THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 28, 2007 entitled, “The Cheesecake Factory Opens in Greenwood, Indiana and Mesa, Arizona”

99.2	Press release dated October 3, 2007 entitled, “The Cheesecake Factory Opens in Freehold, New Jersey; Company Achieves Third Quarter Fiscal 2007 Development Target”